Exhibit a

                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT TO
                              CERTIFICATE OF TRUST
                                       OF

                            THE GABELLI MATHERS FUND

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.    The name of Statutory Trust is The Gabelli Mathers Fund.

2. Pursuant to this Certificate of Amendment, the name of the Statutory Trust will be changed to The GAMCO Mathers Fund. To effect this change, Article FIRST of the Certificate of Trust is hereby amended in its entirety to read as follows:

            FIRST: The name of the Statutory Trust is The GAMCO Mathers Fund.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 23rd day of December, 2005.


                                      By:   /s/ Henry G. Van der Eb
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                                                             Trustee


                                      Name: /s/ Henry G. Van der Eb
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